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                                                                    EXHIBIT 23.2

                         CONSENT OF ERNST & YOUNG LLP

      We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Patterson Dental Company for the registration of 41,700 shares of its Common Stock and to the incorporation by reference therein of our reports dated May 29, 1996, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report (Form 10-K) for the year ended April 27, 1996, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota            /s/ ERNST & YOUNG LLP
February 13, 1997